Re: Questions 72DD1, 77DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

Emerging Markets Fund 			(Series 1)
Asia Fund 				(Series 2)
Emerging Markets Great Consumer Fund 	(Series 5)
Asia Great Consumer Fund 		(Series 6)

The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2, 73A1 and 73A2) during the period ended April 30, 2018 :
			            Distributions    Distribution
Class A:			     	 (000's)         per share
Emerging Markets Fund        		-		-
Asia Fund				-           	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 	     	-

Class C:
Emerging Markets Fund       		-		-
Asia Fund				-          	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		-	    	-

Class I:
Emerging Markets Fund       		-	        -
Asia Fund				-        	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 	    	-

Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares
 outstanding (000's) at April 30, 2018:
 	 				NAV		Shares
							Outstanding (000's)
Class A:
Emerging Markets Fund       		13.16          	372
Asia Fund				13.69        	454
Emerging Markets Great Consumer Fund	14.89		3,033

Class C:
Emeriging Markets Fund       		12.40      	174
Asia Fund	     			12.85       	391
Emerging Markets Great Consumer Fund	14.05 		1,296

Class I:
Emerging Markets Fund       		13.39         	4,931
Asia Fund	     			14.00        	3,724
Emerging Markets Great Consumer Fund	15.15		14,374